Exhibit 25

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                       ----------------------------------

                                 FORM  T - 1


                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                     UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                 Check if an application to determine eligibility
                    of a Trustee pursuant to Section 305(b)(2)

                       ----------------------------------

                            SYNOVUS TRUST COMPANY
                (Exact Name of Trustee as Specified in its Charter)

                   Georgia                              58-2146977
      (Jurisdiction of Incorporation or              (I.R.S. Employer
     Organization if not a National Bank)            Indentification No.)
     P.O. Box 120,  Columbus, Georgia                    31902-0120
    (Address of Principal Executive Office)             (Zip Code)

                             Ms. Frazer K. Loomis
                           Assistant Vice President
                            Synovus Trust Company
                             Post Office Box 120
                         Columbus, Georgia  31902-0120
                                (706) 644-8951
             (Name, Address and Telephone No. of Agent for Service)

                       ----------------------------------

                       1st FRANKLIN FINANCIAL CORPORATION
              (Exact Name of Obligor as Specified in its Charter)

                   Georgia                                 58-0521233
        (State or other Jurisdiction                   (I.R.S. Employer
     of Incorporation or Organization)                  Identification No.)

          213 East Tugalo Street
               Toccoa, Georgia                               30577
  (Address of Principal Executive Offices)                 (Zip Code)

                       ----------------------------------

                      Variable Rate Subordinated Debentures
                      Due Four Years From Date of Issuance

                       (Title of the Indenture Securities)

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                   Georgia Department of Banking and Finance
                   2990 Brandywine Road
                   Suite 200
                   Atlanta, Georgia  30041

                   Federal Deposit Insurance Corporation
                   Marquis Tower One
                   Suite 1700
                   Atlanta, Georgia  30303

         (b)   Whether it is authorized to exercise corporate trust powers.

                   The Trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with the Obligor.

               If the obligor is an affiliate of the trustee, describe such affiliation.

                   None

Item 3.  Voting Securities of the Trustee.  *

Item 4.  Trusteeships under Other Indentures.  *

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters. *

Item 6.  Voting Securities of the Trustee Owned by the Obligor or its
         Officials.  *

Item 7. Voting Securities of the Trustee Owned by Underwriters or their Officials. *

Item 8.  Securities of the Obligor Owned or Held by the Trustee.  *

Item 9.  Securities of Underwriters Owned or Held by the Trustee.  *

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor. *

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or more of the Voting Securities of the Obligor. *


_______________

*  Not Applicable pursuant to General Instruction B.


Item 12. Indebtedness of the Obligor to the Trustee.  *

Item 13. Defaults by the Obligor.

         There has been no default with respect to the securities under the Indenture, or any other indenture or series under which (i) the Trustee is a trustee, and (ii) any other securities, or certificates of interest or participation in any other securities, of 1st Franklin Financial Corporation are outstanding.

Item 14. Affiliations with the Underwriters.  *

Item 15. Foreign Trustee.  *

Item 16. List of Exhibits.


      (1) A copy of the Charter and/or Articles of Incorporation of the Columbus Bank and Trust Company. (Incorporated herein by reference to Exhibit 25.1 of the registrant's Form SE dated June 8, 1993, filed pursuant to continuing hardship exemption.)

      (1-1) A copy of the Charter and/or Articles of Incorporation of the Trustee. (Incorporated by reference to Exhibit 25.1-1 of the registrant's Registration Statement on form S-2, Registration No. 333-1007 dated February 29, 1996.)

      (2)      Not applicable.

      (3)      Not applicable.

      (4) Copy of the Bylaws of the Columbus Bank and Trust Company, as now in effect. (Incorporated herein by reference to Exhibit 25.4 of the Registrant's Form SE dated June 8, 1993, filed pursuant to continuing hardship exemption.)

      (4-1)    Copy of the Bylaws of the Synovus Trust Company.
               (Incorporated by reference to Exhibit 25.4-1 of the registrant's Registration Statement on form S-2, Registration No. 333-1007 dated February 29, 1996.)

      (5)      Not Applicable.

      (6) The consent of the Trustee required by Section 321(b) of the Act, filed as Exhibit 25.6.

      (7) Copy of the latest Report of Condition of Columbus Bank and Trust Company published pursuant to law or the requirements of its supervising or examining authority, filed as Exhibit 25.7.


___________________

*  Not Applicable pursuant to General Instruction B.



                                  SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Synovus Trust Company, a trust company organized and existing under the laws of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbus, and the State of Georgia, on the 7th day of April, 2000.



                                                    SYNOVUS TRUST COMPANY
                                                    /s/ Frazer K. Loomis
                                                    ------------------------
                                               By:  Frazer K. Loomis
                                            Title:  Assistant Vice President